Calculation of Filing Fee Tables
S-3
Aura Biosciences, Inc.

Table 1: Newly Registered and Carry Forward Securities	☐ Not Applicable

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Equity	Common Stock, par value $0.00001 per share	457(o)

	Equity	Pre-funded warrants to purchase Common Stock	457(o)

	Equity	Common stock, par value $0.00001 per share, issuable upon exercise of Pre-Funded Warrants

Fees to be Paid 1	Unallocated (Universal) Shelf		457(o)			$49,907,450.00	0.0001381	$6,892.22

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts:				$49,907,450.00		$6,892.22

		Total Fees Previously Paid:						$ 0.00

		Total Fee Offsets:						$ 0.00

		Net Fee Due:						$6,892.22
Offering Note

1
The amount to be registered consists of up to $49,907,450.00 of an indeterminate amount of common stock, par val
ue $0.00001 per share (the “Common Stock”),
pre-funded
warrants to purchase shares of the Company’s stock
(“Pre-Funded
Warrants”) and shares issuable upon the exercise of
Pre-Funded
Warrants. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form
S-3
under the Securities Act of 1933, as amended.
Includes such indeterminate amount of common stock as may be issued from time to time upon exercise of
Pre-Funded
Warrants registered hereby, as the case may be.
Pre-Funded
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock registered hereby. Because the
Pre-Funded
Warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☑ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A